UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Amendment No. 1 to

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014 (July 8, 2014)

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2014, WL Ross Holding Corp. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that the Board of Directors (the “Board”) of the Company had elected Robert S. Miller to serve as a director of the Company, effective July 8, 2014. This Current Report on Form 8-K/A is being filed to address the committee assignments for Mr. Miller that had not been determined as of the filing of the Initial Form 8-K and to clarify that Mr. Miller was appointed a Class II director whose term on the Board will expire at the second annual meeting of the stockholders of the Company.

On October 28, 2014, effective immediately, the Board appointed Mr. Miller to serve as a member of its Audit Committee and the Chairman of its Compensation Committee, having previously determined that he satisfies all applicable requirements to serve on such committees, including without limitation the applicable requirements of the NASDAQ Capital Market and the Securities Exchange Act of 1934, as amended. Upon Mr. Miller’s appointment to the Audit Committee, Mr. Wilbur L. Ross, Jr., resigned from the Audit Committee but will continue to serve in his capacity as the Company’s Chairman and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: October 29, 2014	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	President